Exhibit 99.1

PolarityTE Announces Completion of Target Enrollment in Diabetic Foot Ulcer Trial

Company Expects to Release Topline Data at the Symposium on Advanced Wound Care—Spring 2021

SALT LAKE CITY, January 21, 2021 – PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing regenerative tissue products and biomaterials, announced today it has completed target enrollment of 100 subjects in a randomized controlled trial (RCT) evaluating SkinTE® plus standard of care (SOC) versus SOC alone for the treatment of diabetic foot ulcers (DFUs). PolarityTE plans to report topline data via press release and presentation at the Symposium on Advanced Wound Care (SAWC) Spring 2021 to be held May 12-16, 2021, barring any unforeseen scheduling or other disruptions due to COVID-19. Details for the SAWC 2021 Virtual Conference can be found at https://www.sawcspring.com/.

The primary endpoint of this Diabetic Foot Ulcer Trial (NCT03881254) is a comparison of the percent of index ulcers closed at 12 weeks, and additional details regarding the trial can be found at https://clinicaltrials.gov/ct2/show/study/NCT03881254.

David Seaburg, Chief Executive Officer, commented, “The completion of target enrollment for this DFU RCT is an important milestone for PTE and a step toward building what we believe will be additional scientific evidence to support the potential benefits SkinTE may offer patients suffering from debilitating diabetic foot ulcers.”

Nik Sopko, MD, PhD, Chief Scientific Officer, commented, “Enrollment completion of this trial in the midst of a global pandemic highlights the tremendous efforts by trial investigators and a dedicated PolarityTE team. We are incredibly grateful to all of the patients who participated in this study and look forward to presenting the results.”

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing, and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic, and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative methods are intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic and FDA regulatory matters, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

Rich Haerle

VP, Investor Relations

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697